Exhibit 23.1

Consent of Independent Registered Firm

We consent to the incorporation by reference in the Registration Statements of Arotech Corporation on Form S-8 (Nos. 33-81044, 333-19753, 333-59902, 333-74197 and 333-86728) (pertaining to the 1991 Qualified Stock Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514, 333-99559, 333-99673, 333-106420, 333-110729, and 333-112611) of our report dated July 14, 2004 with respect to the financial statements of Armour of America, Incorporated for the years ended December 31, 2003 and 2002 included in Arotech Corporation’s Current Report on Form 8-K/A dated October 25, 2004.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP

Denver, Colorado
October 25, 2004